Exhibit 99.2

EVEREST CONNECTIONS, LLC
EVEREST HOLDINGS I, LLC
EVEREST HOLDINGS III, LLC
AND SUBSIDIARIES

(Everest Operating Entities)

Audited Combined Financial Statements

For the Six-Month Period Ended June 30, 2006

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Shareholders
Everest Broadband, Inc.:

We have audited the accompanying combined statements of operations, changes in members’ equity, and cash flows for the six-month period ended June 30, 2006 of Everest Operating Entities and subsidiaries as defined in notes 1a and 1c of the notes to combined financial statements (the Company). These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Everest Operating Entities and subsidiaries for the six-month period ended June 30, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG, LLP

Kansas City, Missouri
April 25, 2008

EVEREST OPERATING ENTITIES
Combined Statement of Operations
Six-month period ended June 30, 2006

Revenues	$25,345,525

Operating expenses:
Cost of services	8,160,273
Selling, general, and administrative	12,236,667
Depreciation and amortization	4,142,847

Total operating expenses	24,539,787

Net income from operations	805,738

Interest expense, net of amount capitalized	(200,681)
Other income, net	136,497

Net income	$741,554

See accompanying notes to combined financial statements.

EVEREST OPERATING ENTITIES
Combined Statement of Changes in Members’ Equity
Six-month period ended June 30, 2006

			Total
	Paid-in	Members’	members’
	capital	deficit	equity

Balance, December 31, 2005	$316,202,263	$(275,810,483)	$40,391,780

Equity contributions	4,434,068	—	4,434,068
Paid in capital for corporate support activities	350,650	—	350,650
Net Income	—	741,554	741,554

Balance, June 30, 2006	$320,986,981	$(275,068,929)	$45,918,052

See accompanying notes to combined financial statements.

EVEREST OPERATING ENTITIES
Combined Statement of Cash Flows
Six-month period ended June 30, 2006

Cash flows from operating activities:
Net income	$741,554
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	4,142,847
Loss on sale of construction and installation materials	33,166
Amortization of debt issue costs	10,144
Member units issued to Aquila, Inc. in exchange for
corporate support activities paid for by Aquila, Inc.	350,650
Changes in operating assets and liabilities:
Accounts receivable	225,353
Prepaids and other assets	(449,294)
Accounts payable and accrued liabilities	3,065,677
Other long-term liabilities	248,555

Net cash provided by operating activities	$8,368,652

Cash flows from investing activities:
Additions to property and equipment	(7,920,637)
Proceeds from the sale of equipment and construction materials	14,953

Net cash used in investing activities	$(7,905,684)

Cash flows from financing activities:
Payment of notes payable	(750,000)
Contribution from parent company	4,434,068

Net cash provided by financing activities	$3,684,068

Net increase in cash and cash equivalents	$4,147,036

Cash and cash equivalents, beginning of period	47,723

Cash and cash equivalents, end of period	$4,194,759

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amount capitalized	$241,890

See accompanying notes to combined financial statements.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of the Business

Everest Connections, L.L.C., Everest Holdings I, L.L.C., and Everest Holdings III, L.L.C. and subsidiaries (collectively the “Company”) are the operating subsidiaries of their parent company, Everest Global Technologies Group, L.L.C. (EGTG). The Company’s equity is comprised of paid in capital funded by EGTG, corporate support charges contributed by EGTG (see Note 4) and net income (loss). All member units are held by the Company’s parent, EGTG. These combined financial statements for the six-month period ending June 30, 2006 represent the operating subsidiaries that were sold by EGTG to Everest Connections Holdings, Inc. on June 30, 2006. Everest Connections Holdings, Inc. is a wholly-owned subsidiary of Everest Broadband, Inc.

EGTG was established on April 12, 2000, pursuant to an initial $17 million cash contribution from UCS Holdings, L.L.C. and $17 million share and asset contribution by GLA New Ventures, L.L.C. (GLANV), each representing an original 50% interest in EGTG. UCS Holdings, L.L.C. is a 100% owned subsidiary of Aquila, Inc. and, for purposes of this report, will collectively be referred to as Aquila, Inc. During the period ended December 31, 2000, Tampsco Partnership XX and Foundation Partners Fund, G.P. (collectively Tampsco) purchased 3.25 million preferred and common units of EGTG. In 2002, GLANV assigned 1,273,190 units to both Shapleigh Investments, L.L.C. and Brooks Investments, L.P., respectively.

EGTG is a holding company. The Company represents the operating subsidiaries of EGTG. Everest Connections, L.L.C. is the Company’s management company, employer, and owner of the Company’s general corporate assets. Everest Holdings I, L.L.C. and subsidiaries owns the Company’s core network operations and personal property. Everest Holdings III, L.L.C. and subsidiary owns the Company’s real estate. The Company offers local and long-distance telephone, cable television, and high-speed data services over its network in the Kansas City area. In addition, the Company offers a range of enhanced services for both business and residential customers such as voice mail, private line, and high-speed redundant networking.

(b)	Ownership Changes

On June 30, 2006, Aquila, Inc., through its majority-owned subsidiary, EGTG, sold the Company to an acquisition subsidiary of Seaport Capital Partners III, L.P., Everest Connections Holdings, Inc., a wholly-owned subsidiary of Everest Broadband, Inc. (EVB). The Company was sold for a cash purchase price of $85.7 million, subject to a working capital adjustment. The sale included all of the assets of the Company, which continued operations under the same name, Everest Connections, and current management. The notes payable balance at June 30, 2006 of $6.75 million with a third party lender was paid in full on June 30, 2006.

On February 13, 2008, all of the issued and outstanding stock of EVB was sold to SureWest Communications for a cash purchase price of $173 million, subject to a working capital adjustment. The sale included all assets of the Company.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

(c)	Principles of Combination

The combined financial statements include all operating entities plus the notes payable related balances held by EGTG since the debt is directly related to the operations of the Company.

(d)	Use of Estimates

In preparing the combined financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these combined financial statements include allowances for doubtful accounts, asset impairments, useful lives for depreciation and amortization, net realizable values of inventories, accruals, deferred revenues, and income taxes. As such, actual results could differ from such estimates.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

(f)	Accounts Receivable

Management estimates allowances required to reduce receivables to amounts expected to be realized. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses. The Company determines the allowance based on historical write-off experience and specific receivable identification. For the six months ended June 30, 2006, the Company wrote-off certain accounts receivable balances aggregating $0.4 million. During the six months ended June 30, 2006, the Company recovered $6,100, of accounts receivable balances previously written-off against such allowance.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

(g)	Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Costs of construction and completion of the network are capitalized, including third-party labor and material costs, and internal direct labor and benefit costs. The Company capitalizes installation costs, which are depreciated over the expected life of the customer or contract term. Property and equipment consisted of the following as of June 30, 2006:

Estimated Useful Lives Years
Communications network	5 – 20
Computer equipment and software	3 – 7
Office equipment, furniture, fixtures, and vehicles	5 – 7
Leasehold improvements	Lease term
Buildings	20

For the six-month period ended June 30, 2006, depreciation and amortization expense of property and equipment was approximately $4.1 million. The Company capitalized interest of $0.01 million during the six-month period ended June 30, 2006.

(h)	Other Assets

Costs incurred relating to franchise fees and debt acquisition costs, are deferred and amortized over the lives of the agreements. The Company’s debt acquisition costs are being amortized over the term of the credit facility (6 years) using the effective interest rate method. The costs associated with franchise fees are amortized using the straight-line method over 18 to 19 years.

(i)	Revenue Recognition

The Company recognizes revenues revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed or determinable and (iv) collectability of the sales price is reasonably assured. Revenues based on a flat fee, derived principally from local telephone, dedicated network access, data communications, Internet access service and residential/business broadband service, are billed in advance and recognized in subsequent periods when the services are provided. Installation revenue is recognized over the life of the contract or, if no contract is in place, over the useful life of the equipment installed. Deferred installation revenue totaled approximately $0.5 million at June 30, 2006. Programming incentives are paid in advance by content providers and recognized over the contract term. Unrecognized programming incentives totaled approximately $0.1 million at June 30, 2006. Sales taxes and regulatory fees collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

Revenues	For six months ended June 30, 2006
Cable	$9,752,267
Telephone	9,362,610
High speed data	5,988,953
Other revenue	241,695
Total revenue	$25,345,525

(j)	Income Taxes

The Company is a limited liability company (L.L.C.) and does not pay income taxes. Accordingly, no provision for income taxes has been provided for the L.L.C.. Income is taxed to the members based on their proportionate share of the Company’s taxable income.

(k)	Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from historical results include, but are not limited to, dependence upon acceptance of fiber-optic technology as the platform of choice, the highly competitive telecommunications industry, lack of capital options compared to competitors, dependence on strategic relationships, and large incumbent service providers.

(l)	Regulation in the Cable Television and Telecom Industry

The cable television and telecom industries are subject to regulation at the federal, local and, in some instances, state levels. The Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996 established a national policy to guide the development and regulation of cable systems. The Federal Communications Commission (FCC) has principal responsibility for implementing the policies of these cable acts. Many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Legislation and regulations continue to change, and the Company cannot predict the impact of future developments on the cable television and telecom industries.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

(m)	Capitalized Interest

The Company’s policy is to capitalize interest costs incurred on debt during the construction of major network expansion projects in accordance with Statement of Financial Accounting Standards (SFAS) No. 34, Capitalization of Interest Cost. A reconciliation of the Company’s total interest cost to interest expense as reported in the combined statements of income for the six months ended June 30, 2006 is as follows:

Interest cost capitalized	$89,041
Net interest expense per statement of income	200,681
Total interest expense	$289,722

(n)	Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to adopt FIN 48 on January 1, 2008. The Company does not expect the impact of adopting this standard will have a material impact to the results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157 (the “FSP”).  The FSP amends SFAS No. 157 to delay the effective date for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually.  SFAS No. 157, as amended, is effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years.  The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159).  This standard permits an entity to elect to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply that provision so SFAS 157. At this time, The Company does not believe the impact of adopting this standard will have a material impact to the results of operations or financial position.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)), which establishes principles and requirements for how the acquirer:  (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  FAS No. 141(R) requires contingent consideration to be recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value to be recognized in earnings until settled.  FAS No. 141(R) also requires acquisition-related transaction and restructuring costs to be expensed rather than treated as part of the cost of the acquisition.  FAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

In June 2007, the Emerging Issues Task Force (EITF) reached a consensus on EITF Issue No. 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment.  EITF No. 06-11 provides that realized income tax benefits from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity shares, nonvested equity share units and outstanding equity share options should be recognized as an increase in additional paid-in capital.  The provisions of EITF No. 06-11 are effective for the Company as of January 1, 2008.  The Company is currently evaluating the impact, if any, the adoption of EITF No. 06-11 will have on its financial position and results of operations.

(2)	Commitments and Contingencies

The Company leases certain facilities and equipment used in its operations under arrangements accounted for as operating leases. The facility leases generally require the Company to pay operating costs, including property taxes, insurance and maintenance, and certain of them contain scheduled rent increases and renewal options. Leasehold improvements are amortized over their estimated useful lives or lease period, whichever is shorter. The Company recognizes rent expense on a straight-line basis over the term of each lease. Future minimum lease payments (net of sublease income) under operating leases as of June 30, 2006 are as follows:

Period ended December 31,	Amount
2006 (July-December)	$376,084
2007	600,673
2008	436,519
2009	343,969
2010	221,598
Thereafter	13,241
Total minimum lease payments	$1,992,084

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

For the six-month period ended June 30, 2006, rent expense (net of sublease income) was approximately $0.3 million.

The Company provides long distance services under resale arrangement with a national interexchange carrier. The Company has no minimum usage requirement under the agreement. The agreement expires in February 2009. For the six months ended June 30, 2006, the Company paid $0.4 million, under its long distance resale arrangement.

The Company provides Internet access services and has procured dedicated access and transport agreements with various communication providers. The Company’s minimum usage requirement related to these agreements for 2007 is $15,700. For the six month period ended June 30, 2006, the Company paid $0.2 million, under these agreements.

The Company is subject to various legal and regulatory proceedings arising in the ordinary course of its business. In the opinion of management, these proceedings will materially affect the financial position, results of operations, or liquidity of the Company.

(3)	Employee Benefit Plans

In 2003, the Company established a long-term retention incentive program. This long-term retention incentive program includes an award to be paid to employees in the event of a sale of the Company or change of control as long as a definitive agreement for such is executed between July 1, 2005 and December 31, 2006. The amount of any additional award is based on the actual sale price of the Company and requires any given employee to be employed on the date of the closing of a transaction. For the period ended June 30, 2006, $2.0 million was recorded as an expense in the combined statement of income based on an estimated payout of $2.0 million relating to this program.

The Company maintains a defined contribution retirement plan, which covers substantially all employees. The plan allows for qualified tax deferred contributions by employees under Section 401(K) of the Internal Revenue Code. Under the terms of the plan, employees may contribute up to 50% of their annual compensation during the plan year. The Company provided a discretionary matching dollar-for-dollar contribution up to a maximum of 6% of an employee’s annual compensation. During for the six-month period ended June 30, 2006, the Company made a discretionary matching contribution of approximately $0.1 million.

EVEREST OPERATING ENTITIES
Notes to Combined Financial Statements
Six-Months ended June 30, 2006 (continued)

(4)	Related Party

(a)	Corporate Support Charges

During the six-month period ended June 30, 2006, Aquila, Inc. and its subsidiaries provided certain corporate support functions, at cost, to the Company. These corporate support functions included property and casualty insurance, information technology, legal services, corporate communications, and payroll services. The charges for these corporate support services totaled approximately $0.4 million during the six-month period ended June 30, 2006, and were recorded to selling, general, and administrative expense and paid-in capital. These costs have been reimbursed to Aquila, Inc. with member units in EGTG.

(b)	Employee Benefits

The Company purchases its employee benefits through Aquila, Inc. The cost of employee benefits totaled approximately $1.1 million during the six month period ended June 30, 2006. The 2006 employee benefits costs due to Aquila, Inc. were paid quarterly in cash, one month in arrears. Amounts due to Aquila, Inc. for employee benefits are recorded as Accounts payable related party.